As filed with the Securities and Exchange Commission on September 21, 2001


                                                 Registration No. 333-68070

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                       PRE-EFFECTIVE AMENDMENT NO. 1


                                    To

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                --------------

           Delaware                          6711                         63-0661573
  (State of Incorporation)        (Primary Standard Industrial          (I.R.S. Employer
                                   Classification Code Number)         Identification No.)

         One Commerce Street, Suite 800
           Montgomery, Alabama 36104                              (334) 240-5000
    (Address of principal executive offices)                     (Telephone No.)

                                --------------

                               William A. McCrary
                                 Senior Counsel
                              Post Office Box 1108
                         Montgomery, Alabama 36101-1108
                    (Name and address of agent for service)

                                --------------

                                   Copies to:
                               Willard H. Henson
                    Miller, Hamilton, Snider & Odom, L.L.C.
                         One Commerce Street, Suite 305
                           Montgomery, Alabama 36104
                            Telephone: 334-834-5550
                            Facsimile: 334-265-4533

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]




















                                --------------

The Registrant hereby amends this Registration Statement on each such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                            (Subject to Completion)

                         Dated September 21, 2001


PROSPECTUS

                              600,000 Shares





[The Colonial BancGroup, Inc. logo]



                                  Common Stock

                                  -----------

    We are offering for sale up to 600,000 shares of our common stock, par value $2.50 per share. We will receive all of the net proceeds from the sale of these shares. Our common stock is listed on the New York Stock Exchange under
the trading symbol "CNB". On September   , 2001, the last reported sale price
of our common stock on the New York Stock Exchange was $      per share.


    Morgan Keegan & Company, Inc. may act as our agent in connection with the sale of the common stock offered by this prospectus. The shares of common stock are being offered by us or through Morgan Keegan at varying prices relating to the prevailing market prices at the time of sale. The sales, if any, of common stock made pursuant to this prospectus may be made to purchasers directly or through agents or brokers in one or more transactions (which may involve block transactions) on the New York Stock Exchange, on other national securities exchanges on which the common stock is traded, in the over-the-counter market or otherwise. Morgan Keegan may also purchase shares, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of sale.


                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                       Morgan Keegan & Company, Inc.


            The date of this prospectus is September   , 2001.

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
A WARNING ABOUT FORWARD-LOOKING STATEMENTS.................................   1
GENERAL....................................................................   2
USE OF PROCEEDS............................................................   6
PLAN OF DISTRIBUTION.......................................................   6
LEGAL MATTERS..............................................................   6
EXPERTS....................................................................   7
WHERE YOU CAN FIND MORE INFORMATION........................................   7

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      We make forward-looking statements in this document and in our public documents to which we refer. When we use words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions we refer to events or conditions subject to risks and uncertainties. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. In addition to the risks identified below, you should refer to our public documents for specific risks which could cause actual results to be significantly different from those expressed or implied by those forward-looking statements. Some factors which may affect the accuracy of the forward-looking statements apply generally to the financial services or real estate industries, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) deposit attrition, customer loss, or revenue loss in the ordinary course of business; (ii) increases in competitive pressure in the banking industry; (iii) changes in the interest rate environment which reduce margins; (iv) general economic conditions, either nationally or regionally, that are less favorable than expected, resulting in, among other things, a deterioration in credit quality, (v) changes which may occur in the regulatory environment; (vi) a significant rate of inflation or deflation; and (vii) changes in the securities markets.

      Many of these factors are beyond our control and beyond the control of Colonial Bank. For a discussion of factors that could cause actual results to differ, please see the discussions in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

                                    GENERAL

      In this prospectus, when we refer to "Colonial BancGroup," the "Company," "we," or "our", we are referring to The Colonial BancGroup, Inc., a Delaware corporation, and all of its subsidiaries. When we refer to "Colonial," or the "Bank" in this prospectus, we are referring to Colonial Bank, an Alabama banking corporation.

The Company

      We are a Delaware corporation organized in 1974 as a bank holding company under the Bank Holding Act of 1956, as amended. Through our wholly-owned subsidiary, Colonial Bank, we conduct a general commercial banking business in the states of Alabama, Florida, Georgia, Nevada, Tennessee and Texas. At
June 30, 2001, we had assets of $12.3 billion.

      Our principal activity is to supervise and coordinate the business of our subsidiaries and to provide them with capital and services. We derive substantially all of our income from dividends received from Colonial Bank. Various statutory provisions and regulatory policies limit the amount of dividends Colonial Bank may pay us without regulatory approval. In addition, federal statutes restrict the ability of Colonial Bank to make loans to us.

      As of June 30, 2001 Colonial Bank had a total of 243 branches, with 117 branches in Alabama, 89 branches in Florida, 22 branches in Georgia, two branches in Tennessee, three branches in Texas and ten branches in Nevada. Colonial Bank conducts a general commercial banking business in its respective service areas. Colonial Bank offers a variety of demand, savings and time deposit products as well as extensions of credit through personal, commercial and mortgage loans within each of its market areas. Colonial Bank also provides additional services to its markets through cash management services, electronic banking services, credit card and merchant services and wealth management services. Wealth management services include trust services and the sales of various types of investment products such as mutual funds, annuities, stocks, municipal bonds and U.S. government securities.

      The mailing address and telephone number of our principal executive offices are as follows:

                          The Colonial BancGroup, Inc.

                      One Commerce Street, Suite 800


                         Montgomery, Alabama 36104

                                 (334) 240-5000

The Offering


Common Stock offered.... up to 600,000 shares of common stock
Voting Rights........... Holders of common stock are entitled to one vote per share and the common stock possesses in the aggregate 100% of
                         the total voting power of our common stock.
Use of Proceeds......... We intend to use the net proceeds of this offering for general corporate purposes.
New York Stock
 Exchange Symbol........ "CNB"

Price Range of Common Stock and Dividends

      Our common stock is listed on the New York Stock Exchange under the symbol "CNB." The following tables set forth, for the indicated periods, the high and low sale prices for our common stock as reported by the New York Stock Exchange and the cash dividends declared per share of our common stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                                         Common Stock
                                                ------------------------------
                                                  Price Range   Cash Dividends
                                                ---------------    Paid Per
                                                 High     Low       Share
                                                ------- ------- --------------
     1999
     First Quarter............................. $12.563 $11.375     $.095
     Second Quarter............................  13.938  11.188      .095
     Third Quarter.............................  15.000  10.375      .095
     Fourth Quarter............................  12.938  10.188      .095
                                                                    -----
       1999 Total..............................                     $.380
                                                                    =====
     2000
     First Quarter............................. $10.750 $ 8.625     $.110
     Second Quarter............................  11.250   9.000      .110
     Third Quarter.............................  10.750   9.688      .110
     Fourth Quarter............................  11.125   8.313      .110
                                                                    -----
       2000 Total..............................                     $.440
                                                                    =====
     2001
     First Quarter............................. $13.120 $10.750     $.120
     Second Quarter............................  14.750   12.05      .120
     Third Quarter (through September 20,
      2001)....................................   14.94   12.02      .120
                                                                    -----
       2001 Total through September 20, 2001...                     $.360
                                                                    =====


      On September   , 2001, the closing sale price of our common stock as
reported on the New York Stock Exchange was $      per share. We currently
intend to declare and pay regular quarterly cash dividends on our common stock.

      Our ability to pay dividends is restricted by certain regulations of the Federal Reserve as well as certain covenant restrictions contained in the indentures and loan agreements that govern the terms of our debt. A description of the regulatory framework in which we operate is provided in our Annual Report on Form 10-K for the year ended December 31, 2000 under the caption "Certain Regulatory Considerations" on page 2.

Capitalization

      The following table sets forth our capitalization on an actual basis at June 30, 2001 and on an adjusted basis to reflect the sale of the 600,000 shares of Common Stock to be sold by us in this offering (after deducting estimated offering expenses). You should read the information in the following table in conjunction with our consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001 which are incorporated in this prospectus by reference.



                                                        As of June 30, 2001
                                                      -------------------------
                                                        Actual     As Adjusted
                                                      -----------  ------------
                                                      (Dollars in thousands)
                                                            (Unaudited)
Short-Term Borrowings:
 Fed Funds & Repos................................... $ 1,309,765  $ 1,309,765
 FHLB................................................     200,530      200,530
                                                      -----------  -----------
Total Short-Term Borrowings..........................   1,510,295    1,510,295
                                                      -----------  -----------
Long-Term Debt:
 FHLB................................................   1,121,718    1,121,718
 Subordinated Debt...................................     256,061      256,061
 Jr. Subordinated Debt...............................      70,000       70,000
 Convertible Debentures..............................       3,998        3,998
 Other...............................................      88,063       88,063
                                                      -----------  -----------
Total Long-Term Debt.................................   1,539,840    1,539,840
                                                      -----------  -----------
Shareholders' Equity:
 Common Stock, $2.50 par value; 200,000,000
  authorized; 113,090,845 shares issued..............     282,727      282,727
 Treasury Stock, 2,376,746 shares held at June 30,
  2001, 1,776,746 as adjusted, respectively..........     (22,571)     (17,227)
 Additional Paid in Capital..........................     119,731      121,815
 Retained Earnings...................................     422,459      422,459
 Unearned Compensation...............................      (4,027)      (4,027)
 Unrealized gain/loss on securities available for
  sale, net of taxes.................................       7,485        7,485
                                                      -----------  -----------
Total Shareholders' Equity...........................     805,804      813,232
                                                      -----------  -----------
Total Capitalization.................................  $3,855,939  $ 3,863,367
                                                      ===========  ===========


      This table is based on shares outstanding at June 30, 2001 and does not include 3,202,372 shares of common stock issuable upon exercise of outstanding options and 412,178 shares of common stock issuable upon conversion of our outstanding 7.5% Convertible Subordinated Debentures due 2011 which are convertible at $7.00 per share and 151,056 shares of common stock issuable upon conversion of our 7.0% convertible Subordinated Debentures due 2004 which are convertible at $7.58 per share.

Management

      Certain information regarding security ownership of management, the biographies of the directors and executive officers of BancGroup, executive compensation and related party transactions is included in (i) BancGroup's Annual Report on Form 10-K for the fiscal year ending December 31, 2000, at item 10, and (ii) BancGroup's Proxy Statement for its 2001 Annual Meeting under the headings "Voting Securities and Principal Stockholders", "Election of Directors," "Section 16(a) Beneficial Ownership Reporting Compliance," "Compensation Committee Interlocks and Insider Participation," "Executive Compensation," and "Executive Compensation Committee Report" at pages 2-15. BancGroup hereby incorporates such information by reference.

Description of Capital Stock

      Our authorized capital stock consists of 200,000,000 shares of common stock, par value $2.50 per share. As of June 30, 2001, we had 110,714,099 shares of Common Stock issued and outstanding (net of treasury stock).

                                USE OF PROCEEDS

      We estimate that our net proceeds from the sale of up to 600,000 shares of common stock we are offering will be approximately $7,392,000 million after deducting estimated offering expenses and commissions. For purposes of this calculation we have assumed that the market price at the time of sale will be $12.38 per share. We intend to use the net proceeds for general corporate purposes.


      The precise amounts and timing of the application of such proceeds depend upon many factors, including, but not limited to, the amount of any such proceeds and actual funding requirements. Until the proceeds are used, we may invest the proceeds, depending on our cash flow requirements, in short and long-term investments, including, but not limited to treasury bills, commercial paper, certificates of deposit, securities issued by U.S. government agencies, money market funds, repurchase agreements and other similar investments.

                              PLAN OF DISTRIBUTION

      Morgan Keegan & Company, Inc. has agreed to act as sales agents in connection with the sale of the 600,000 shares offered under this prospectus.


      The shares of common stock are being offered by us or through Morgan Keegan at varying prices relating to prevailing market prices at the time of sale. The sales, if any, of common stock in connection with this prospectus may be made to purchasers directly or through agents, or through brokers in one or more transactions (which may involve block transactions) on the New York Stock Exchange, on other national securities exchanges on which the common stock may be traded, in the over-the-counter market or otherwise. Morgan Keegan may also purchase shares, as principal, from us from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of sale.


      Brokers, dealers, agents or others that participate in the distribution of the common stock offered hereby may be deemed to be underwriters under the Securities Act of 1933. Those who act as an underwriter, broker, dealer or agent in connection with the sale of the common stock offered hereby will be selected by Morgan Keegan and may have other business relationships with Colonial BancGroup and its subsidiaries or affiliates in the ordinary course of business.


      The compensation to Morgan Keegan for sales of common stock will equal a fixed commission rate of $0.06 per share sold.


      We are paying all the expenses of the offering. Our expenses are estimated at $29,490.35, not including commissions paid to our agent.



                                 LEGAL MATTERS

      The validity of the Common Stock will be passed upon for us by Miller, Hamilton, Snider & Odom, L.L.C., Montgomery, Alabama.

                                    EXPERTS

      The consolidated financial statements of BancGroup incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning us at the SEC's Public Reference Room at 450 Fifth Street, N. W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can review our electronically filed reports, proxy and information statements on the SEC's Internet site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange. These reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York City, New York 10005.


      We have filed a registration statement on Form S-3 with the SEC covering the common stock offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and our common stock you should refer to the registration statement and its exhibits. You can obtain the full registration statement from the SEC as indicated above.

      The SEC allows us to "incorporate by reference" the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

    .  our Annual Report on Form 10-K for the year ended December 31, 2000,

    . our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001,

    . a description of our common stock, $2.50 par value per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 22, 1994 and effective February 22, 1995, and

    . any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 until we sell all of the common stock under this prospectus.

      You may request a copy of these filings at no cost by writing or telephoning us at the following address:

                          Office of the Senior Counsel
                          The Colonial BancGroup, Inc.
                           Colonial Financial Center
                              One Commerce Street
                                  Fifth Floor
                           Montgomery, Alabama 36104
                                 (334) 240-5000

      You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                      [The Colonial BancGroup, Inc. Logo]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses (other than underwriting discounts and commissions) to be borne by The Colonial BancGroup, Inc. (the "Registrant") in connection with the offering. All of the amounts shown are estimates except the SEC registration fee.

     SEC Registration Fee........................................... $ 3,990.35
     Legal Fees and Expenses........................................   7,500.00
     Accounting Fees and Expenses...................................  10,000.00
     Printing and Mailing Expenses..................................   5,500.00
     Miscellaneous Expenses.........................................   2,500.00
                                                                     ----------
       Total Fees and Expenses...................................... $29,490.35
                                                                     ==========

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Directors, officers, employees, and agents of BancGroup and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, BancGroup's restated certificate of incorporation, the charters of BancGroup's subsidiaries, and BancGroup's liability insurance. BancGroup has also entered into indemnification agreements with its directors regarding indemnification against certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling BancGroup pursuant to the foregoing provisions, BancGroup has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 16. EXHIBITS

      The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

                               INDEX TO EXHIBITS

 Exhibits                              Description
 --------                              -----------
  4.1     Article 4 of the Restated Certificate of Incorporation of the
          Registrant filed as Exhibit 4.1 to the
          Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein
          by reference.

  4.2     Amendment to Article 4 of Registrant's Restated Certificate of
          Incorporation, dated May 15, 1998, filed as Exhibit 4.2 to the
          Registrant's Registration Statement on Form S-4 (File No. 333-56241), effective June 22, 1998, and incorporated herein by reference.

  4.3 Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

  4.4     Amended and Restated Dividend Reinvestment and Common Stock Purchase
          Plan of the
          Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's
          Registration Statement on Form S-4 (File No. 33-07015), effective
          July 15, 1986, and Amendment No. 2 thereto filed as a Post-Effective
          Amendment to Form S-3 (File No. 33-62071) on June 18, 2001, and incorporated by reference.

  4.5 All instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries. Not filed pursuant to clause
          4(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.

 Exhibits                              Description
 --------                              -----------
  5.1*    Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain
          Delaware law issues of the securities being registered.

 12 Statements Regarding Computation of Earnings to Fixed Charges, filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000, and incorporated herein by reference.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2*    Consent of Miller, Hamilton, Snider & Odom, L.L.C.

 24*      Power of Attorney.

--------

* Previously filed.


Item 17. UNDERTAKINGS

      (a) The undersigned hereby undertakes as follows as required by Item 512 of Regulation S-K:


          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.


          (2) That every prospectus (i) that is filed pursuant to paragraph
    (1) immediately above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (b) The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


      (e) The Registrant hereby undertakes that:


          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, State of Alabama, on the 20th day of September, 2001.


The Colonial BancGroup, Inc.

              Signatures                           Title                    Date
              ----------                           -----                    ----

       /s/ Robert E. Lowder            Chairman of the Board,                **
______________________________________  President and Chief
           Robert E. Lowder             Executive Officer

     /s/ W. Flake Oakley, IV           Chief Financial Officer,              **
______________________________________  Executive Vice President
         W. Flake Oakley, IV            and Secretary (Principal
                                        Financial Officer and
                                        Principal Accounting
                                        Officer)

                 *                     Director                              **
______________________________________
           Lewis E. Beville

                 *                     Director                              **
______________________________________
           William Britton

                 *                     Director                              **
______________________________________
           Jerry J. Chesser

                 *                     Director                              **
______________________________________
      Augustus K. Clements, III

                                       Director
______________________________________
           Robert S. Craft

                 *                     Director                              **
______________________________________
            Patrick F. Dye

                 *                     Director                              **
______________________________________
        Clinton O. Holdbrooks

                 *                     Director                              **
______________________________________
            Harold D. King

              Signatures                         Title                   Date
              ----------                         -----                   ----

                 *                     Director                           **
______________________________________
           John Ed Mathison

                 *                     Director                           **
______________________________________
          Milton E. McGregor

                 *                     Director                           **
______________________________________
        John C. H. Miller, Jr.

                 *                     Director                           **
______________________________________
           Joe D. Mussafer

                 *                     Director                           **
______________________________________
        William E. Powell, III

                 *                     Director                           **
______________________________________
            James W. Rane

                 *                     Director                           **
______________________________________
           Frances E. Roper

                 *                     Director                           **
______________________________________
            Simuel Sippial

                 *                     Director                           **
______________________________________
           Edward V. Welch

--------
* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-3 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

    /s/ W.
    Flake Oakley, IV
-------------------------------------------
   W. Flake Oakley, IV Attorney-in-Fact

** Date: September 20, 2001.

                                 EXHIBIT INDEX


 Exhibit
 Number                           Document Description
 -------                          --------------------
  4.1    Article 4 of the Restated Certificate of Incorporation of the
          Registrant filed as Exhibit 4.1 to the Registrant's Current Report on
          Form 8-K, dated February 21, 1995, and incorporated herein by reference.

  4.2    Amendment to Article 4 of Registrant's Restated Certificate of
          Incorporation, dated May 15, 1998, filed as Exhibit 4.2 to the
          Registrant's Registration Statement on Form S-4 (File No. 333-56241), effective June 22, 1998, and incorporated herein by reference.

  4.3 Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

  4.4    Amended and Restated Dividend Reinvestment and Common Stock Purchase
          Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and Amendment No. 2 thereto filed as a Post-
          Effective Amendment to Form S-3 (File No. 33-62071) on June 18, 2001, and incorporated by reference.

  4.5 All instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries. Not filed pursuant to clause
          4(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission.

  5.1*   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain
          Delaware law issues of the securities being registered.

 12      Statements Regarding Computation of Earnings to Fixed Charges, filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the
          year ended December 31, 2000, and incorporated herein by reference.

 23.1    Consent of PricewaterhouseCoopers LLP.

 23.2*   Consent of Miller, Hamilton, Snider & Odom, L.L.C.

 24*     Power of Attorney.

--------

* Previously filed